SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2010

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                      0-30318                                                                                              52-2181734
                      (Commission File Number)                                                      (I.R.S. Employer Identification No.)

500 ATRIUM DRIVE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2010, the Compensation Committee of the Board of Directors (the "Compensation Committee") of the Registrant approved an amendment to the Registrant's form of executive officer restricted stock award notice to provide that grantees will not have the right to participate in dividends or distributions with respect to unvested performance shares or performance units.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Executive Officer Restricted Stock Award Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

inVentiv Health, Inc.

Date March 19, 2010	By:	/s/ Nat Krishnamurti
Name Nat Krishnamurti
Title Chief Accounting Officer